                                                                      EXHIBIT 21

                        FAMILY HOME HEALTH SERVICES INC.
                    LIST OF SUBSIDIARIES AS OF JULY 10, 2006


1.       Subsidiary: Family Home Health Services, LLC
         State of Incorporation: Delaware
         Foreign Qualifications: Michigan
         Assumed Names: Family Home Health Services

2.       Subsidiary: FHHS, LLC
         State of Incorporation: Michigan
         Foreign Qualifications: None
         Assumed Names: Family Home Health Services

3.       Subsidiary: Illinois Family Health Services, LLC
         State of Incorporation: Illinois
         Foreign Qualifications: None
         Assumed Names: Family Home Health Services

4.       Subsidiary: RPRE Holdings, LLC
         State of Incorporation: Florida
         Foreign Qualifications: None
         Assumed Names: None